EXHIBIT 17

                                   RESIGNATION


     I hereby resign as a director and officer of Ckrush, Inc., a Delaware corporation, effective immediately.


                                          /s/ Cedric Kushner
                                          ------------------
                                          Cedric Kushner

Dated:  February 14, 2006